certification

David Thompson, Chief Executive Officer and Trustee (Principal Executive Officer), and Barry N. Berlin, Chief Financial Officer and Treasurer (Principal Financial Officer) (of CIM Real Assets & Credit Fund (the “Registrant”), each certify to the best of his or her knowledge that:

1.       The Registrant’s periodic report on Form N-CSR for the period ended September 30, 2023, (the “Form N-CSR”) fully complies with the requirements of Sections 15(d) of the Securities Exchange Act of 1934, as amended; and

2.       The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Chief Executive Officer                                                       Chief Financial Officer

and Trustee (Principal Executive Officer)                             and Treasurer (Principal Financial Officer)

CIM Real Assets & Credit Fund                                         CIM Real Assets & Credit Fund

/s/ David Thompson                                                            /s/ Barry N. Berlin

David Thompson                                                                 Barry N. Berlin

Date: December 11, 2023                                                   Date: December 11, 2023

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to CIM Real Assets & Credit Fund and will be retained by CIM Real Assets & Credit Fund and furnished to the Securities and Exchange Commission (the “Commission”) or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350.